UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1.	Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On February 23, 2022, Weyerhaeuser Company (“Weyerhaeuser”) entered into an underwriting agreement (“Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from Weyerhaeuser $450,000,000 aggregate principal amount of its 3.375% Notes due 2033 (the “2033 Notes”) and $450,000,000 aggregate principal amount of its 4.000% Notes due 2052 (the “2052 Notes” and together with the 2033 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of April 1, 1986, as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991, a Second Supplemental Indenture thereto dated as of February 1, 1993, a Third Supplemental Indenture thereto dated as of October 22, 2001, a Fourth Supplemental Indenture thereto dated as of March 12, 2002 and a Fifth Supplemental Indenture thereto dated as of March 30, 2020 (the “Fifth Supplemental Indenture”) (collectively, the “Indenture”), each between Weyerhaeuser and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. The sale of the Notes is expected to close on March 9, 2022.

The 2033 Notes will bear interest at the rate of 3.375% per year and the 2052 Notes will bear interest at the rate of 4.000% per year, each accruing from March 9, 2022. Interest on the Notes will be payable on March 9 and September 9 of each year, beginning on September 9, 2022. The 2033 Notes will mature on March 9, 2033 and the 2052 Notes will mature on March 9, 2052. Weyerhaeuser may at its option redeem some or all of the Notes at any time prior to maturity at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes (i) in the case of the 2033 Notes, matured on December 9, 2032 and (ii) in the case of the 2052 Notes, matured on September 9, 2051) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as specified in the Notes plus (x) in the case of the 2033 Notes, 25 basis points or (y) in the case of the 2052 Notes, 30 basis points, in each case less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. Additionally, upon the occurrence of both (1) a change of control of Weyerhaeuser and (2) a below investment grade debt rating by each of Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc., within a specified period, Weyerhaeuser would be required to redeem the Notes at 101% of the aggregate principal amount of the Notes outstanding, plus accrued but unpaid interest, if any, to but not including the repurchase date.

The Notes will be unsecured and unsubordinated obligations of Weyerhaeuser and will rank equally in right of payment with all of Weyerhaeuser’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The public offering price for the 2033 Notes was 99.463% of the principal amount. The public offering price for the 2052 Notes was 98.266% of the principal amount. Weyerhaeuser expects to receive net proceeds of approximately $880.8 million from the sale of the Notes and intends to use such net proceeds to fund the purchase of Tender Offer Notes (as defined below) validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the procedures outlined in the Offer to Purchase (as defined below) and pay related fees and expenses. The remainder of the net proceeds will be used by Weyerhaeuser for other general corporate purposes. Completion of the Notes offering is not contingent upon completion of the Offers (as defined below). Completion of the Offers is contingent upon the successful completion of the Notes offering.

The Notes were offered and sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-256995) under the Securities Act of 1933, as amended. Weyerhaeuser has filed with the Securities and Exchange Commission a prospectus supplement, dated February 23, 2022, together with the accompanying prospectus, dated June 10, 2021, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1.

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Section 8.	Other Events

Item 8.01	Other Events.

On February 23, 2022, Weyerhaeuser announced that it is commencing cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase up to $1.0 billion aggregate purchase price, not including accrued and unpaid interest, of its outstanding 8.500% Debentures due 2025, 7.950% Debentures due 2025, 7.850% Debentures due 2026, 7.125% Debentures due 2023, 7.375% Debentures due 2032, 7.350% Debentures due 2026, 6.950% Debentures due 2027, 6.875% Debentures due 2033, 4.000% Notes due 2030 and 4.000% Notes due 2029 (collectively, the “Tender Offer Notes”). The Offers are being made pursuant to an Offer to Purchase, dated February 23, 2022 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers. Weyerhaeuser expects to pay the consideration for validly tendered and not validly withdrawn Tender Offer Notes pursuant to the Offers with the proceeds from the Notes offering and cash on hand.

Each Offer is scheduled to expire at 11:59 p.m., New York City time, on March 22, 2022, unless extended or earlier terminated by Weyerhaeuser. To receive the total consideration, which includes an early tender premium of $50 per $1,000 principal amount of Tender Offer Notes, holders must validly tender and not validly withdraw Tender Offer Notes at or prior to 5:00 p.m., New York City time, on March 8, 2022 (the “Early Tender Time”). The early tender premium is included in the total consideration for each series of Tender Offer Notes, and does not constitute an additional or increased payment. Tender Offer Notes validly tendered may not be validly withdrawn after 5:00 p.m., New York City time, on March 8, 2022, unless such deadline is extended with respect to the applicable Offer. Weyerhaeuser expects to settle payments for Tender Offer Notes validly tendered and not validly withdrawn and accepted for purchase at or prior to the Early Tender Time on March 10, 2022. A copy of the press release announcing the launch of the Offers is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as lead dealer managers for the Offers and MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are serving as co-dealer managers for the Offers.

The information in this Form 8-K filed pursuant to Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

1.1	Underwriting Agreement

99.1	Press release, dated February 23, 2022 (tender launch)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 24, 2022